SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
            PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                           EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) May 31, 2002
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                            PLANET ZANETT, INC.
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           (Exact name of registrant as specified in charter)


        Delaware                    0-27068                56-4389547
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(State or other jurisdiction  (Commission File Number)    IRS Employer
   of incorporation                                  Identification No.)


135 East 57th Street, 15th Floor, New York, NY               10022
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code	   (212)-980-4600
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     (Former name or former address, if changed since last report).
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

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Planet Zanett, Inc., a Delaware corporation ("the Company"), hereby files this Current Report on Form 8-K describing its acquisition of Brandywine Computer Group, Inc., an Ohio corporation ("BCG"). This Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties relating to this acquisition and actual results and developments may differ materially from those described in this Current Report. For more information about the Company and risks relating to investing in the Company, refer to the Company's most recent quarterly report on Form 10-QSB and annual report on Form 10-KSB.


Item 2.     Acquisition or Disposition of Assets

Planet Zanett, Inc. (the "Company") is building an IT CommonwealthTM - a business model that seeks to combine private, independent technology companies into a public enterprise, with the goal of making them collectively stronger, more competitive and more profitable. The IT CommonwealthTM model seeks to preserve the management, culture, identity and operating style of its members while achieving advantages of scale. It also attempts to bring already successful entrepreneurs and companies together into a collaborative network, where each member continues to do what they do best, while contributing to the financial and operating performance of the IT CommonwealthTM as a whole.

Effective May 31, 2002 (the "Closing"), the Company acquired its second IT CommonwealthTM member. Pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated as of May 31, 2002, among the Company, Planet Zanett Merger Sub BCG, Inc., a wholly owned subsidiary of the Company ("Merger Sub"), Brandywine Computer Group, Inc. ("BCG"), and William Scott Seagrave and Mary Rosalie Seagrave, the shareholders of BCG (the "BCG Shareholders"), the Company acquired BCG through a merger (the "Merger") of BCG with and into Merger Sub. Upon consummation of the Merger, the separate corporate existence of BCG, an Ohio corporation, ceased and the name of Merger Sub was changed to Brandywine Computer Group, Inc. ("New BCG"), which is a Delaware corporation.

BCG provides technology consulting services primarily focused on the implementation of enterprise resource planning ("ERP"), supply chain and customer relationship management ("CRM") systems. BCG's clients range from Fortune 500 companies to mid-cap firms, with no specific industry or geographic concentration. BCG's ERP and supply chain implementations have historically been limited to the J. D. Edwards platform, but the ERP services are being expanded to include Microsoft Great Plains software as well. CRM implementations have been focused on software from Siebel Systems.

The total consideration to be paid by the Company to the BCG Shareholders will be comprised of the initial consideration, a purchase price adjustment based on the level of BCG working capital at Closing and future contingent consideration. The initial consideration of $2,750,876 in cash and 1,508,838 shares of the Company's common stock ("Common Stock") was paid at Closing. The shares issued were valued at $3,420,033 based on the average closing price of the Common Stock for the three trading days immediately preceding the Closing.
The initial consideration will be increased or decreased for any difference between the amount of net working capital at Closing and $1,247,643, which was the benchmark level of working capital to be provided by BCG.

The BCG Shareholders are also eligible to receive contingent consideration in each of the three successive annual periods commencing June 1, 2002 based upon New BCG attaining specified earnings and cash flow targets in each period. The contingent consideration in each period consists of a payment of $764,132 in cash and the issuance of a number of shares of Common Stock determined by dividing $764,132 by the weighted average closing price of the Common Stock for the ten trading days immediately preceding the issuance of Common Stock for each period. For accounting purposes, the value of the Common Stock issued for each annual performance period will be determined based on the weighted average closing price of the Common Stock for the three trading days immediately preceding the issuance of the shares.

The annual contingent consideration will be paid to the BCG Shareholders only if New BCG's earnings before interest, taxes, depreciation and amortization ("EBITDA") and cash remittances, as defined in the Merger Agreement, equal or exceed certain thresholds specified in the Merger Agreement. However, if the BCG Shareholders meet the cash remittance requirements in each of the annual performance periods but fail to qualify for the contingent consideration for any annual performance period based on the EBITDA performance requirement, they will be entitled to receive such amounts of annual contingent consideration not previously paid after the end of the third performance period if New BCG generates cumulative EBITDA for the three performance periods taken as a whole is in excess of the threshold specified in the Merger Agreement. In the event that any contingent consideration is paid to the BCG Shareholders, the value of such consideration will be added to the goodwill previously recorded at the date of the acquisition.

Assuming no purchase price adjustment to the initial consideration, the maximum aggregate consideration will be approximately $10.8 million, of which approximately $6.2 million was paid at Closing as the initial consideration and approximately $4.6 million will be paid as contingent consideration. The Company estimates that transaction costs associated with the acquisition of BCG will total approximately $350,000.

The Common Stock issued or issuable to the BCG Shareholders pursuant to the Merger Agreement (the "Shares") is subject to certain transfer restrictions until June 1, 2006 pursuant to lock-up agreements executed by each BCG Shareholder. The lock-up agreements also provide the BCG Shareholders with registration rights with respect to the Common Stock.
A portion of the Shares will be released from such restrictions when the closing bid price per share of the Common Stock equals or exceeds certain price targets.

The Company funded the cash portion of the purchase price paid at Closing by issuing a promissory note (the "Note") to a principal shareholder of the Company. The Note has a maturity date of May 31, 2005 and requires quarterly cash payments for interest beginning August 31, 2002, at the rate of eleven percent (11%) per annum. Principal is repayable in cash at maturity. The Note may be pre-paid without penalty.

In connection with the Merger, New BCG entered into employment agreements with the President and the Executive Vice-President of New BCG. Pursuant to the employment agreements, each will be employed by New BCG for a four-year period unless earlier terminated. The employment agreements provide for a market rate base annual salary and each may earn an annual performance bonus. Should the employment of either executive be terminated, they will be entitled, under certain conditions, to receive specified severance benefits.

Copies of the Merger Agreement, the Employment Agreements and the Note are attached as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively.

The foregoing description is qualified in its entirety by reference to the agreements filed herewith as Exhibits.

Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits.

(a) Financial Statements of Businesses Acquired.

In accordance with Item 7(a)(4) for Form 8-K, the Registrant intends to file such financial information as an amendment to this Form 8-K within 60 days of the date hereof.

(b) Pro Forma Financial Information

In accordance with Item 7(b)(2) for Form 8-K, the Registrant intends to file such financial information as an amendment to this Form 8-K within 60 days of the date hereof.

(c) Exhibits

   2.1     Agreement and Plan of Merger (*)

  10.1     Employment Agreement with William Scott Seagrave

  10.2     Employment Agreement with Mary Rosalie Seagrave

  10.3     Promissory Note issued to Bruno Guazzoni

  99.1     Press release, dated June 5, 2002, announcing the acquisition of Brandywine Computer Group, Inc.

  (*) Exhibits and schedules omitted. The Registrant will furnish a supplementary copy of any omitted exhibit or schedule to the Commission upon request.

                               SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PLANET ZANETT, INC.


Date:  June 17, 2002                by:   /s/ Jack M. Rapport
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                                          Name:  Jack M. Rapport
                                          Title: Chief Financial Officer


Index to Exhibits:

   2.1     Agreement and Plan of Merger

  10.1     Employment Agreement with William Scott Seagrave

  10.2     Employment Agreement with Mary Rosalie Seagrave

  10.3     Promissory Note issued to Bruno Guazzoni

  99.1 Press release, dated June 5, 2002, announcing the acquisition of Brandywine Computer Group, Inc.